UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2003

C-COR.net Corp.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (814) 238-2461

(Former name or former address, if changed since last report.)

Item 5.    Other Events

On October 31, 2003, C-COR.net Corp. issued a press release announcing that it has entered into an agreement to sell substantially all of its pre-petition trade claims against Adelphia Communication Corporation and its affiliates. A copy of the press release is furnished as Exhibit 99 to this Form 8-K.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

Number	Description of Document

99	Press Release issued October 31, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR.net Corp. (Registrant)

November 3, 2003	By:	/s/ David A. Woodle
	Name:	David A. Woodle
	Title:	Chief Executive Officer

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